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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                                    FORM 8-K
                                 CURRENT REPORT
     PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported)          June 18, 1995
                             FIRST UNION CORPORATION
             (Exact name of registrant as specified in its charter)
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       NORTH CAROLINA               0-10000            56-0898180
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(State of other jurisdiction      (Commission        (IRS Employer
      of incorporation)          File Number)     Identification No.)
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         ONE FIRST UNION CENTER
        CHARLOTTE, NORTH CAROLINA            28288-0013
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(Address of principal executive offices)     (Zip Code)
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Registrant's telephone number, including area code         (704)374-6565
         (Former name or former address, if changed since last report.)

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ITEM 5. OTHER EVENTS.
     On June 18, 1995, First Union Corporation (the "Corporation") entered into an Agreement and Plan of Merger (the "Agreement") with First Fidelity Bancorporation ("First Fidelity"), which provides, among other things, for (i) the merger (the "Merger") of First Fidelity with and into a wholly-owned subsidiary of the Corporation, (ii) the exchange of each outstanding share of First Fidelity common stock for 1.35 shares of the Corporation's common stock, subject to adjustment under certain circumstances, and (iii) the exchange of each share of the three outstanding series of First Fidelity preferred stock for one share of a new series of the Corporation's Class A Preferred Stock containing substantially identical terms to the series being exchanged therefor, all subject to the terms and conditions contained in the Agreement.
     In connection with the execution of the Agreement, this morning First Fidelity granted an option to the Corporation to purchase, under certain circumstances, up to 19.9% of the outstanding shares of First Fidelity common stock at a per share exercise price equal to the last sale price of First Fidelity common stock on the New York Stock Exchange Composite Transactions tape on June 19, 1995 (but not less than $48.75), and the Corporation granted an option to First Fidelity to purchase, under certain circumstances, up to 19.9% of the outstanding shares of the Corporation's common stock at a per share exercise price equal to the last sale price of the Corporation's common stock on the New York Stock Exchange Composite Transactions tape on June 19, 1995.
     Also, in connection with the execution of the Agreement, Banco
Santander, S.A., the owner of approximately 30% of the outstanding shares of First Fidelity common stock, agreed, among other things, to vote the First Fidelity shares held by it in favor of the Agreement.
     Consummation of the Merger is subject to receipt of regulatory and shareholder approvals, as well as other conditions set forth in the Agreement. No assurance can be given that the Merger will be consummated.
     On June 19, 1995, the Corporation issued a news release ("News Release") relating to the Agreement and held a meeting (the "Meeting") with investment analysts with respect thereto. At the Meeting certain financial and other information was presented. The News Release and the information presented at the Meeting contained, among other things, information with respect to (i) restructuring charges expected to be taken by the Corporation and First Fidelity in connection with the Merger, and (ii) earnings estimates by First Union for the second quarter of 1995, and the years ended 1995 and 1996, based on various assumptions.
     Copies of the News Release and certain forward looking financial information presented to the analysts at the Meeting are attached hereto as Exhibits (99)(a) and (99)(b).
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                                   SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
                                         FIRST UNION CORPORATION
Date: June 19, 1995                      By: /s/ Kent S. Hathaway
                                             NAME: KENT S. HATHAWAY
                                           TITLE: SENIOR VICE PRESIDENT
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                                 EXHIBIT INDEX
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EXHIBIT NO.                  DESCRIPTION
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 (99)(a)      News Release.
 (99)(b)      Certain forward looking financial
              information presented at the Meeting.
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